Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Crown Electrokinetics Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	457(c)	200,000,000	$0.126	$25,200,000	$0.0001476	$3,719.52
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$25,200,000		$3,719.52
	Total Fees Previously Paid							$0
	Total Fee Offsets							$3,967.20
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of Crown Electrokinetics Corp. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s common stock on February 2, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Crown Electrokinetics Corp.	S-1	333-273987(1)	August 14, 2023		$3,967.20	Equity	Common Stock, par value $0.0001 per share	N/A	$36,000,000.00
Fees Offset Sources	Crown Electrokinetics Corp.	S-1	333-273987(1)		August 14, 2023						$3,967.20

(1)	Crown Electrokinetics Corp. withdrew this registration statement on August 30, 2023 by filing a registration withdrawal request on Form RW prior to the registration statement becoming effective. No securities were sold in connection with the offering to which the registration statement related.